UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 7, 2008

ICOP DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-32560	84-1493152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16801 W. 116th Street Lenexa, Kansas		66219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 913-338-5550

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Effective August 7, 2008, L. Derrick Ashcroft resigned as a member of ICOP Digital, Inc.’s (the “Registrant”) Board of Directors (the “Board”) due to personal health issues. Mr. Ashcroft was Chairman of the Board’s Audit Committee and served as a member of the Board’s Compensation and Incentive Plan Committee, and Nominating and Governance Committee.

(d)    Effective August 11, 2008, the Registrant elected Bryan Ferguson to replace Mr. Ashcroft on the Board. Mr. Ferguson will serve as the Chairman of the Board’s Audit Committee and as a member of the Board’s Compensation and Incentive Plan Committee, and Nominating and Governance Committee. Mr. Ferguson will also be designated as the Audit Committee’s “financial expert” in accordance with Securities and Exchange Commission regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 12, 2008	ICOP DIGITAL, INC.

	By:	/s/ David C. Owen
Name: David C. Owen
Title: Chief Executive Officer